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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated December 10, 1998, with respect to the consolidated financial statements of IBRD-Rostrum Global Inc. in to the Registration Statement on Form F-4 for the registration of common shares and options to purchase Common Shares of Phoenix International Life Sciences Inc. ("Phoenix") in connection with the proposed merger of Phoenix and Chrysalis International Corporation contemplated therein.


Irvine, California                      Ernst & Young LLP
April 5, 1999                           Chartered Accountants